SIGNATURE
     After reasonable inquiry and to the best of the knowledge and belief of each of the undersigned, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.
Dated: August 2, 2010

PEARSON PLC
By:	/s/ John Makinson
	Name:	John Makinson
	Title:	Director

PEARSON OVERSEAS HOLDINGS LTD.
By:	/s/ David Colville
	Name:	David Colville
	Title:	Director

PEARSON NETHERLANDS B.V.
By:	/s/ Alan Miller
	Name:	Alan Miller
	Title:	Director

PEARSON LUXEMBOURG HOLDINGS NO. 2 LTD.
By:	/s/ Alan Miller
	Name:	Alan Miller
	Title:	Director

PEARSON LUXEMBOURG HOLDINGS SARL
By:	/s/ Alan Miller
	Name:	Alan Miller
	Title:	Director

PEARSON NETHERLANDS HOLDINGS B.V.
By:	/s/ David Colville
	Name:	David Colville
	Title:	Director

PEARSON INC.
By:	/s/ Thomas Wharton
	Name:	Thomas Wharton
	Title:	Senior Vice President

PEARSON LONGMAN, INC.
By:	/s/ Thomas Wharton
	Name:	Thomas Wharton
	Title:	Vice President

PEARSON DBC HOLDINGS INC.
By:	/s/ Thomas Wharton
	Name:	Thomas Wharton
	Title:	Vice President